ARTICLES OF AMENDMENT
                                      TO
                          CERTIFICATE OF INCORPORATION
                                      OF
                          GOLF TRAVEL PROMOTIONS, INC.

	Golf Travel Promotions, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY
CERTIFY:

FIRST:  	That the Sole Director of the Corporation duly
                adopted resolutions on October 10, 2003 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended, as follows:

RESOLVED:	That the Board of Directors recommends and deems
                it advisable that the Certificate of
                Incorporation of this Corporation be amended by deleting the existing paragraph 6.1 of ARTICLE
                "6" in its entirety and substituting therefore the following paragraph attached hereto as EXHIBIT A; and

RESOLVED:	That the aforesaid proposed amendments shall be
                submitted to the shareholders of the Corporation for approval; and


RESOLVED:  	That following the approval by the stockholders
                of the aforesaid proposed amendments as required by law, the officers of this Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendments in the form approved by the stockholders and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.


SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of
                Section 607.0704 of the Business Corporation Act of the State of Florida.

	IN WITNESS WHEREOF, Golf Travel Promotions, Inc. has caused this certificate to be signed by Ronald N. Sawchuk, its Chief Executive Officer this 10th day of October, 2003.


					GOLF TRAVEL PROMOTIONS, INC.



                                        By: /s/ Ronald N. Sawchuk
                                           --------------------------
						Ronald N. Sawchuk
						Chief Executive Officer

EXHIBIT A

      6.1 Number: The number of directors of the Corporation shall be subject to the Corporation's bylaws (the "Bylaws").